Financial Contact:

Michael J. Casey

Chief Financial Officer

MAPICS, Inc.

(678) 319-8359

mike.casey@mapics.com

MAPICS, INC. ANNOUNCES PRELIMINARY FINANCIAL INFORMATION FOR ITS

SECOND FISCAL QUARTER

SCHEDULES INVESTOR CONFERENCE CALL ON THE INTERNET

ATLANTA (April 29, 2003) — MAPICS, Inc. (Nasdaq/NM: MAPX), today announced preliminary financial information for the second quarter of fiscal 2003. Having acquired Frontstep (Nasdaq/NM: FSTP) during the quarter, the Company is in the process of performing detailed reviews of all pertinent accounting data and preparing its required SEC filings. In the interest of communicating with its investors, the Company has decided to announce the following preliminary financial information. Based on preliminary results, total revenue for the quarter is expected to be approximately $37.0 to $38.0 million, including approximately $10.0 million in license revenue. MAPICS is finalizing items relating to the acquisition including restructuring charges and goodwill, as well as evaluating the value of Frontstep’s accounts receivable. As anticipated at the time of the acquisition, the Company expects to report GAAP earnings per share for the quarter that will reflect a significant loss. The uncertainties related to Frontstep’s accounts receivable from previous periods will likely impact MAPICS’ ability to timely file its required Form 8-K/A with the SEC on May 5, 2003.

The Company has scheduled its announcement of final earnings for the second fiscal quarter and first six months ended March 31, 2003, before the market opens on May 12, 2003. MAPICS will also provide an online, real-time webcast and provide for rebroadcast of its conference call for the second quarter and first half of fiscal 2003. The live broadcast of MAPICS, Inc.’s quarterly conference call will be available online at www.mapics.com or www.companyboardroom.com on May 12, 2003, beginning at 9:00 a.m. (Eastern Time). The online replay will be available at approximately 12:00 p.m. (Eastern Time) and continue for 30 days.

About MAPICS

MAPICS is the largest software solutions provider focused exclusively on manufacturing. Building on 25 years of industry experience and proven success, MAPICS helps manufacturers be world class by gaining market share, operating at peak efficiency, and exceeding customer expectations.

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MAPICS, Inc. / 1000 Windward Concourse Parkway, Suite 100 / Alpharetta, GA 30005 / (678) 319-8000

MAPICS, Inc. Schedules Second Quarter Earnings

April 29, 2003

MAPICS solutions include software-extended ERP, CRM, and supply chain management-and professional services. The solutions are implemented on the two industry-leading technology platforms-Microsoft and IBM.

Headquartered in Atlanta, MAPICS has implemented solutions in more than 10,000 customer sites in more than 70 countries. For more information, visit www.mapics.com.

MAPICS is a trademark of MAPICS, Inc.

Other brand and product names may be trademarks of their respective owners.

Editor’s Note: The correct usage of the MAPICS name is all capitals.

Statements in this press release or otherwise attributable to the Company regarding the Company’s business which are not historical facts, including those regarding benefits associated with the transactions, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “committed,” “provide,” “backed,” “strengthens,” “strategy,” “focus,” “maximize,” “anticipates,” “expected,” “intends,” “likely,” “recognizes,” “estimated,” “planned,” “believes” and similar expressions as well as statements regarding the expected amounts of revenue and loss per share are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of performance and are inherently subject to risks and uncertainties, none of which can be predicted or anticipated. Future events and actual results, financial or otherwise, could differ materially from those contained herein. Important factors that could cause the actual results to differ materially from the Company’s expectations include the ability of the parties to successfully manage and establish relationships with third parties, the ability to accurately forecast revenues and losses, the ability of the parties to successfully and profitably integrate products and operations, competition in the market for business software in the manufacturing industry, as well as other factors set forth from time to time in the Company’s reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or publicly update such forward-looking statements whether as result of new information or otherwise.

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